SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2003

MIRANT AMERICAS GENERATION, LLC

(Exact name of registrant as specified in its charter)

Delaware	51-0390520

(State or other jurisdiction	(IRS Employer Identification
of incorporation)	No.)

1155 PERIMETER CENTER WEST, ATLANTA, GA	30338

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 579-5000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other

Recent Developments

     On June 20, 2003, Mirant Americas Generation, LLC (“MAG”) amended its exchange offer (the “Exchange Offer”) commenced on June 2, 2003, for its outstanding 7.625% Senior Notes due 2006 (the “Existing Notes”) pursuant to an amended Offering Circular dated June 20, 2003 (the “Amended Offering Circular”).

     The Exchange Offer does not contain changes from the Offering Circular dated June 2, 2003 to the consideration being offered to holders of Existing Notes. The Amended Offering Circular, however, extends the Exchange Offer to July 14, 2003, and contains changes to proposed new credit facilities of MAG and its parent, Mirant Corporation (“Mirant”), as well as certain supplemental information.

     On June 20, 2003, Mirant also amended and extended until July 14, 2003 its offer to exchange its 7.5% Senior Secured Notes due 2008 for its outstanding 2.5% Convertible Senior Debentures due 2021 and 7.4% Senior Notes due 2004 pursuant to an Amended Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization (the “Mirant Exchange Offers”).

     Mirant is now seeking acceptances from its bank lenders in the proposed pre-packaged plan of reorganization. Consistent with Mirant’s previous filing, the solicitation of acceptances of the pre-packaged plan of reorganization contains substantially the same terms as the terms in the Mirant Exchange Offers.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None

(b)	Pro Forma financial information

None

(c)	Exhibits

99.1	Amended Offering Circular (filed herewith).

99.2	Press Release, dated June 20, 2003, announcing the amended Exchange Offer (filed herewith).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2003		MIRANT AMERICAS GENERATION, LLC

	By:	/s/ J. William Holden, III

J. William Holden, III
Sr. Vice President, Chief
Financial Officer and Treasurer
(Principal Financial Officer)

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